SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 15, 1999


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000


Item 5.  Other Events



     On February 2, 1999, Caterpillar Inc. and Emerson Electric Co. announced that they had reached agreements in principle for Caterpillar to acquire Emerson's equity interest in F.G. Wilson, a leading packager of diesel-powered generator sets, and for Emerson to acquire Kato Engineering, a major supplier of electric generators, from Caterpillar.

     On June 15, 1999, these agreements were finalized. Pursuant to the terms of these agreements, Caterpillar will purchase Emerson's interest in F.G. Wilson for $326.6 million and Emerson will purchase Kato Engineering for $72.3 million.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CATERPILLAR INC.



                                       By:  /s/ R. Rennie Atterbury III
                                               R. Rennie Atterbury III
                                                   Vice President


Date:  June 23, 1999